195 Church Street
New Haven, CT 06510
www.newalliancebank.com
PRESS RELEASE

Contact:
Brian S. Arsenault
Executive Vice President
NewAlliance Bank
203 789 2733

NewAlliance Earnings Up Over Year Ago
And Prior Quarter

New Haven, Connecticut, October 31, 2006 - NewAlliance Bancshares, Inc. (NYSE: NAL) today announced net income of $15.1 million, or 15 cents per diluted share, for the third quarter ended September 30, 2006, 18% higher than net income of $12.7 million, or 12 cents per diluted share, for the third quarter of 2005. On an earnings per share basis, third quarter 2006 income was 25 percent higher than the same quarter a year ago. Third quarter earnings compared to $11.8 million, or 12 cents per diluted share, for the prior quarter.

Earnings were favorably affected by $1.3 million on an after tax basis, or one cent per diluted share, as the result of a cumulative adjustment from a change in the accounting for certain limited partnerships to the equity method of accounting from the cost method of accounting. Without this one time adjustment, net income would have been $13.8 million, or 14 cents per diluted share, an increase of 8% in net income over the same quarter a year ago.

The Company also announced it will pay a quarterly dividend of 6 cents per share on November 20, 2006 to shareholders of record on November 10, 2006. The quarterly dividend is up from 5.5 cents per share from the same quarter a year ago and level with the prior quarter.

“We are pleased with our current earnings momentum, both from the prior quarter and the same quarter a year ago,” said Peyton R. Patterson, NewAlliance Chairman, President and Chief Executive Officer. “While the headwinds facing our industry remain strong, we are encouraged with our quarterly results, particularly the past year’s loan growth and strengthened checking deposits.”

Key factors affecting the quarter follow:

Total loans at September 30, 2006 increased 17% over September 30, 2005, including increases in all categories of consumer and commercial lending.

Total deposits increased by 2.8% at September 30, 2006 from September 30, 2005. Most notably, average balances of checking accounts for the quarter were more than 6% higher than checking account average balances for the same quarter a year ago.

NewAlliance Earnings Up Over Year Ago and Prior Quarter

Both loan and checking deposit growth were aided in part by the acquisition of Cornerstone Bank which closed at the start of 2006.

Non-interest income increased in the third quarter of 2006 from $12.4 million to $14.8 million as compared to the third quarter of 2005, led by growth in service charges and increases in income from bank owned life insurance (BOLI), in addition to the cumulative adjustment. Without the adjustment, non-interest income for the third quarter would have been $12.8 million.

NewAlliance benefited from the receipt of a Federal Home Loan Bank dividend that was approximately $1 million (pre-tax) larger than the usual quarterly FHLB dividend to offset a skipped dividend in the second quarter.

Total non-interest expense declined by 2.5% to $34.9 million for the quarter ended September 30, 2006 from $35.8 million for the same quarter a year ago and by 5.6% from $37.0 million for the prior quarter.

The Company’s efficiency ratio improved to 62.8% from 63.4% for the same quarter a year ago and from 67.7% from the prior quarter.

Asset quality at the Company remained sound with non-performing loans near historically low levels and continued favorable charge-off experience.

NewAlliance continued to face the challenge of a declining net interest margin. The margin for the quarter ended September 30, 2006 was 2.68% as compared to 3.01% for the same quarter a year ago and 2.77% for the prior quarter.

The Company’s book value at September 30, 2006 was $12.36 and its tangible book value was $7.74 as compared to $12.09 and $7.87, respectively, at September 30, 2005 and $12.11 and $7.48, respectively, at June 30, 2006. Shareholders’ equity at September 30, 2006 was $1.35 billion as compared to $1.33 billion at June 30, 2006.

At September 30, 2006, NewAlliance Bancshares, the parent company of NewAlliance Bank, headquartered in New Haven, Connecticut, had $7.20 billion in assets and operated 71 Connecticut banking offices.

During the third quarter, the Company announced that it had entered a definitive agreement to acquire Westbank Corporation and make its initial entry into Massachusetts. Westbank operates 17 branches and has over $800 million in assets. At the time of the announcement, the transaction was valued at approximately $116 million in cash and stock. The transaction is subject to customary regulatory approvals and Westbank shareholder approval. It is expected to close in the first quarter of 2007.

In addition to offering a full range of consumer and commercial banking products and services, NewAlliance Bank also provides trust services and investment and insurance products and services. The Bank’s website is at www.newalliancebank.com. Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

A webcast and conference call to discuss third quarter results will be held on Wednesday, November 1, 2006 at 10:00 a.m. Eastern Time. This call is being webcast by CCBN and can be accessed in the Investor Relations area of the Company’s website at www.newalliancebank.com. Individuals can dial in to the call at 1-866-202-3109, passcode 31848999. The international dial-in number is 1-617-213-8844.
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NewAlliance Earnings Up Over Year Ago and Prior Quarter

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the webcast and call will be available after Noon on November 1, 2006 through November 15, 2006. To access the replay, dial 1-888-286-8010, passcode 29927446, or for international access, dial 1-617-801-6888.

NewAlliance will also have a podcast available from its website 24 hours after the call for those interested in downloading the conference call onto individual listening devices or laptops.

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this report.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions. The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

This press release does not constitute an offer of securities. NewAlliance and Westbank have filed a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (“SEC”). Shareholders of Westbank are urged to read the registration statement, the proxy statement/prospectus and all other documents which will be filed with the SEC, and any amendments or supplements to those documents, because they will contain important information which shareholders should consider before making any decision regarding the merger. Shareholders of Westbank will be mailed the proxy statement/prospectus following the SEC’s declaration of effectiveness of the related registration statement. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information of NewAlliance and Westbank, at the SEC’s website (http://www.sec.gov) and at their respective websites, www.newalliancebank.com and www.westbankonline.com.
3

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	September 30,	June 30,	December 31,
(In thousands)	2006	2006	2005
Assets
Cash and due from banks, noninterest bearing	$117,123	$126,925	$127,290
Short-term investments	76,066	64,059	46,497
Investment securities available for sale	2,165,695	2,188,527	2,363,471
Investment securities held to maturity	320,556	333,078	91,734
Loans held for sale	1,223	3,705	1,222
Loans
Residential real estate	1,923,894	1,874,160	1,650,527
Commercial real estate	929,312	903,192	768,582
Commercial business	345,505	350,403	314,562
Consumer	583,235	580,360	543,035
Total loans	3,781,946	3,708,115	3,276,706
Less allowance for loan losses	(37,870)	(37,958)	(35,552)
Total loans, net	3,744,076	3,670,157	3,241,154
Premises and equipment, net	51,987	51,861	50,399
Cash surrender value of bank owned life insurance	114,741	63,118	57,325
Goodwill	454,043	454,231	425,001
Identifiable intangible assets	51,669	53,936	52,016
Other assets	101,396	102,618	105,293
Total assets	$7,198,575	$7,112,215	$6,561,402

Liabilities
Deposits
Regular savings	$763,356	$809,884	$781,346
Money market	533,496	581,736	554,079
NOW	363,975	386,637	342,268
Demand	468,205	485,519	486,528
Time	1,719,616	1,690,398	1,633,891
Total deposits	3,848,648	3,954,174	3,798,112
Borrowings
Federal Home Loan Bank advances	1,758,127	1,581,132	1,191,280
Repurchase agreements	151,810	160,054	179,970
Junior subordinated debentures	7,659	7,709	7,809
Other borrowings	1,624	1,655	1,716
Other liabilities	76,578	78,597	71,647
Total liabilities	5,844,446	5,783,321	5,250,534

Stockholders' equity	1,354,129	1,328,894	1,310,868
Total liabilities and stockholders' equity	$7,198,575	$7,112,215	$6,561,402

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2006	2005	2006	2005

Interest and dividend income	$86,348	$70,523	$243,970	$203,760
Interest expense	43,811	26,583	114,209	71,119

Net interest income before provision for loan losses	42,537	43,940	129,761	132,641
Provision for loan losses	-	400	-	400
Net interest income after provision for loan losses	42,537	43,540	129,761	132,241

Non-interest income
Depositor service charges	6,762	5,915	19,305	16,690
Loan and servicing income	433	307	1,669	2,215
Trust fees	1,617	1,759	4,929	3,034
Investment and insurance fees	1,184	1,549	4,144	4,922
Bank owned life insurance	1,272	609	2,560	1,806
Rent	882	824	2,522	2,410
Net gain (loss) on securities and limited partnerships	2,040	(22)	2,095	(53)
Net gain on sale of loans	333	76	872	197
Other	275	1,355	968	2,215
Total non-interest income	14,798	12,372	39,064	33,436

Non-interest expense
Salaries and employee benefits	19,191	19,985	59,831	52,566
Occupancy	3,545	3,061	10,524	9,193
Furniture and fixtures	1,579	1,558	4,848	4,815
Outside services	3,722	4,334	13,198	13,621
Advertising, public relations, and sponsorships	1,160	747	4,294	3,282
Amortization of identifiable intangible assets	2,267	2,437	7,124	8,408
Conversion and merger related charges	186	344	2,667	1,234
Other	3,217	3,297	9,769	10,213
Total non-interest expense	34,867	35,763	112,255	103,332

Income before income taxes	22,468	20,149	56,570	62,345

Income tax provision	7,369	7,405	18,642	21,397

Net income	$15,099	$12,744	$37,928	$40,948

Earnings per share
Basic	$0.15	$0.12	$0.38	$0.38
Diluted	0.15	0.12	0.38	0.38

Weighted average shares outstanding
Basic	99,817,007	106,472,247	100,045,514	106,757,245
Diluted	100,207,704	106,804,980	100,428,645	106,871,171

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)

	Three Months Ended
	September 30,
(Dollars in thousands, except per share data)	2006	2005
Net interest income	$42,537	$43,940
Net income	15,099	12,744
Shares outstanding (end of period)	109,550,526	113,636,507
Weighted average shares outstanding:
Basic	99,817,007	106,472,247
Diluted	100,207,704	106,804,980
Earnings per share:
Basic	$0.15	$0.12
Diluted	0.15	0.12
Shareholders' equity (end of period)	1,354,129	1,373,449
Book value per share (end of period)	12.36	12.09
Tangible book value per share (end of period)	7.74	7.87

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	2.68%	3.01%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.10	2.52
Return on average assets	0.85	0.78
Return on average equity	4.52	3.58

At period end:
Tier 1 leverage capital ratio	13.32	15.19
Tangible equity/tangible assets	12.68	14.69

Nonperforming loans	$10,562	$9,426
Total nonperforming assets	10,777	9,426
Nonperforming loans as a % of total loans	0.28%	0.29%
Nonperforming assets as a % of total assets	0.15	0.14

Banking offices	71	65

Financial Information & Ratios Excluding Certain Items
(Non-GAAP Financial Information):

Noninterest income as a percent of
operating revenue (1)	23.07%	22.00%
Cumulative limited partnership adjustment on a net of
tax basis	$1,275	n/a
Per share - basic	0.01	n/a
Per share - diluted	0.01	n/a
Noninterest income (2)	12,837	12,372
Proforma return on average assets (3)	0.78%	0.78%
Proforma return on average tangible assets (3)	0.84	0.84
Proforma return on average equity (3)	4.14	3.58
Proforma return on average tangible equity (3)	6.68	5.40
Efficiency ratio (4)	62.80	63.41

(1) Excludes net gains or losses on securities & limited partnerships
(2) Excludes cumulative limited partnership adjustment
(3) Excludes cumulative limited partnership adjustment, net of related tax expense in 2006
(4) Excludes net gains or losses on securities & limited partnerships and other real estate owned expenses.

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	September 30, 2006			September 30, 2005
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$1,895,506	$25,446	5.37%	$1,610,295	$20,876	5.19%
Commercial real estate	910,891	14,903	6.54	750,751	11,534	6.15
Commercial business	354,668	6,478	7.31	324,955	5,323	6.55
Consumer	580,506	9,573	6.60	529,754	7,457	5.63
Total Loans	3,741,571	56,400	6.03	3,215,755	45,190	5.62
Short-term investments	49,491	658	5.32	35,698	292	3.27
Investment securities	2,551,625	29,290	4.59	2,583,318	25,041	3.88
Total interest-earning assets	6,342,687	$86,348	5.45%	5,834,771	$70,523	4.83%
Non-interest-earning assets	765,251			706,544
Total assets	$7,107,938			$6,541,315

Interest-bearing liabilities
Deposits
Money market	$557,748	$4,031	2.89%	$749,643	$3,762	2.01%
NOW	351,161	553	0.63	322,200	148	0.18
Savings	774,467	2,177	1.12	837,179	974	0.47
Time	1,710,448	17,082	3.99	1,363,825	9,837	2.89
Total interest-bearing deposits	3,393,824	23,843	2.81	3,272,847	14,721	1.80
Repurchase agreements	147,431	1,248	3.39	178,855	1,072	2.40
FHLB advances and other borrowings	1,694,722	18,720	4.42	1,143,660	10,790	3.77
Total interest-bearing-liabilities	5,235,977	43,811	3.35%	4,595,362	26,583	2.31%
Non-interest-bearing demand deposits	467,678			452,082
Other non-interest-bearing liabilities	68,816			71,777
Total liabilities	5,772,471			5,119,221
Equity	1,335,467			1,422,094
Total liabilities and equity	$7,107,938			$6,541,315
Net interest-earning assets	$1,106,710			$1,239,409
Net interest income		$42,537			$43,940
Interest rate spread			2.10%			2.52%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.68%			3.01%
Ratio of total interest-earning assets
to total interest-bearing liabilities			121.14%			126.97%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Nine Months Ended
	September 30, 2006			September 30, 2005
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$1,807,521	$72,019	5.31%	$1,584,243	$61,587	5.18%
Commercial real estate	888,911	43,317	6.50	737,862	33,255	6.01
Commercial business	349,086	18,709	7.15	320,815	14,847	6.17
Consumer	565,806	27,064	6.38	522,383	20,999	5.36
Total Loans	3,611,324	161,109	5.95	3,165,303	130,688	5.51
Short-term investments	60,864	2,218	4.86	50,626	1,030	2.71
Investment securities	2,503,306	80,643	4.30	2,535,675	72,042	3.79
Total interest-earning assets	6,175,494	$243,970	5.27%	5,751,604	$203,760	4.72%
Non-interest-earning assets	741,852			707,563
Total assets	$6,917,346			$6,459,167

Interest-bearing liabilities
Deposits
Money market	$567,239	$10,830	2.55%	$757,190	$10,246	1.80%
NOW	351,656	1,221	0.46	330,427	451	0.18
Savings	786,789	5,362	0.91	882,765	3,128	0.47
Time	1,704,174	47,087	3.68	1,287,685	24,836	2.57
Total interest-bearing deposits	3,409,858	64,500	2.52	3,258,067	38,661	1.58
Repurchase agreements	163,556	3,797	3.10	187,608	2,831	2.01
FHLB advances and other borrowings	1,471,299	45,912	4.16	1,072,730	29,627	3.68
Total interest-bearing-liabilities	5,044,713	114,209	3.02%	4,518,405	71,119	2.10%
Non-interest-bearing demand deposits	473,181			444,295
Other non-interest-bearing liabilities	68,881			77,405
Total liabilities	5,586,775			5,040,105
Equity	1,330,571			1,419,062
Total liabilities and equity	$6,917,346			$6,459,167
Net interest-earning assets	$1,130,781			$1,233,199
Net interest income		$129,761			$132,641
Interest rate spread			2.25%			2.62%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.80%			3.07%
Ratio of total interest-earning assets
to total interest-bearing liabilities			122.42%			127.29%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	September 30, 2006			June 30, 2006
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets
Loans
Residential real estate	$1,895,506	$25,446	5.37%	$1,822,346	$24,188	5.31%
Commercial real estate	910,891	14,903	6.54	882,643	14,356	6.51
Commercial business	354,668	6,478	7.31	348,246	6,190	7.11
Consumer	580,506	9,573	6.60	567,070	9,002	6.35
Total Loans	3,741,571	56,400	6.03	3,620,305	53,736	5.94
Short-term investments	49,491	658	5.32	76,811	941	4.90
Investment securities	2,551,625	29,290	4.59	2,451,351	25,167	4.11
Total interest-earning assets	6,342,687	$86,348	5.45%	6,148,467	$79,844	5.19%
Non-interest-earning assets	765,251			726,965
Total assets	$7,107,938			$6,875,432

Interest-bearing liabilities
Deposits
Money market	$557,748	$4,031	2.89%	$570,112	$3,772	2.65%
NOW	351,161	553	0.63	361,283	439	0.49
Savings	774,467	2,177	1.12	799,766	1,864	0.93
Time	1,710,448	17,082	3.99	1,701,553	15,576	3.66
Total interest-bearing deposits	3,393,824	23,843	2.81	3,432,714	21,651	2.52
Repurchase agreements	147,431	1,248	3.39	165,419	1,288	3.11
FHLB advances and other borrowings	1,694,722	18,720	4.42	1,408,924	14,301	4.06
Total interest-bearing-liabilities	5,235,977	43,811	3.35%	5,007,057	37,240	2.98%
Non-interest-bearing demand deposits	467,678			471,047
Other non-interest-bearing liabilities	68,816			70,200
Total liabilities	5,772,471			5,548,304
Equity	1,335,467			1,327,128
Total liabilities and equity	$7,107,938			$6,875,432
Net interest-earning assets	$1,106,710			$1,141,410
Net interest income		$42,537			$42,604
Interest rate spread			2.10%			2.21%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.68%			2.77%
Ratio of total interest-earning assets
to total interest-bearing liabilities			121.14%			122.80%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

(Dollars in thousands)	September 30, 2006	June 30, 2006
Nonperforming assets
Residential real estate	$1,204	$709
Commercial real estate	4,703	5,908
Commercial business	4,245	2,951
Consumer	410	95
Total nonperforming loans	10,562	9,663

Other nonperforming assets, net	215	-

Total nonperforming assets	$10,777	$9,663

Allowance for loan losses	$37,870	$37,958

	Three Months Ended
	September 30, 2006	June 30, 2006
Net loan (recoveries) charge-offs
Residential real estate	$(17)	$(4)
Commercial real estate	272	104
Total real estate	255	100
Commercial business	(298)	33
Consumer	131	62
Total net charge-offs (recoveries)	$88	$195

	At or For The Three Months Ended
	September 30, 2006	June 30, 2006
Ratios
Allowance for loan losses to total loans	1.00%	1.02%
Allowance for loan losses to nonperforming loans	358.55	392.82
Nonperforming loans to total loans	0.28	0.26
Nonperforming assets to total assets	0.15	0.14
Net charge-offs (recoveries) to average loans (annualized)	0.01	0.02

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)

	Three Months Ended	Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2006	September 30, 2006
Net income, GAAP	$15,099	$37,928
Deduct cumulative limited partnership adjustment,
net of tax	1,275	1,275
Proforma net income	$13,824	$36,653

Basic earnings per share, GAAP	$0.15	$0.38
Effects of cumulative limited partnership adjustment,
net of tax	(0.01)	(0.01)
Proforma basic earnings per share	$0.14	$0.37

Diluted earnings per share, GAAP	$0.15	$0.38
Effects of cumulative limited partnership adjustment,
net of tax	(0.01)	(0.01)
Proforma diluted earnings per share	$0.14	$0.37

Return on average assets, GAAP	0.85%	0.73%
Effects of cumulative limited partnership adjustment,
net of tax	(0.07)	(0.02)
Proforma return on average assets	0.78%	0.71%

Return on average equity, GAAP	4.52%	3.80%
Effects of cumulative limited partnership adjustment,
net of tax	(0.38)	(0.13)
Proforma return on average equity	4.14%	3.67%